Exhibit 10.14

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this “Agreement”), dated as of December 3, 2013 and effective as of the Closing Date (as hereinafter used, as such term is defined in that certain Stock Purchase Agreement, dated as of September 30, 2013, by and between Republic Airways Holdings Inc., a Delaware corporation (“Seller”), and Falcon Acquisition Group, Inc., a Delaware corporation (“Buyer”) (as amended from time to time, the “Purchase Agreement”)), is made by and among Indigo Partners LLC, a Nevada limited liability company (the “Consultant”), Frontier Airlines Holdings, Inc., a Delaware corporation (“Frontier Holdings”), and Frontier Airlines, Inc., a Colorado corporation (the “Airline,” and together with Frontier Holdings, the “Company”).

WHEREAS, Seller owns all of the issued and outstanding capital stock (the “Stock”) of Frontier Holdings;

WHEREAS, Frontier Holdings owns all of the issued and outstanding capital stock of the Airline;

WHEREAS, Buyer is acquiring all of the Stock on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Company desires to receive financial and management consulting services from the Consultant and to obtain the benefit of the experience of the Consultant in business and financial management;

WHEREAS, the Consultant is willing, in connection with Buyer’s acquisition of the Stock, to provide financial and management consulting services to the Company; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate the Consultant for providing such financial and management consulting services to’ the Company and for arranging the transactions contemplated by the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Consultant and the Company hereby agree as follows:

1. Engagement. The Company hereby engages the Consultant as a financial and management consultant, and the Consultant hereby agrees to provide financial and management consulting services to the Company, in each case on the terms and subject to the conditions set forth below.

2. Services of the Consultant. The Consultant hereby agrees during the term of this Agreement to consult with the boards of directors of the Company (the “Boards”) and the management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Boards, including with respect to:

(i)	business strategy;

(ii)	budgeting of future corporate investments;

(iii)	acquisition and divestiture strategies; and

(iv)	debt and equity financings.

3. Personnel. The Consultant shall provide, and devote to the performance of this Agreement such employees, agents and representatives of the Consultant as the Consultant shall deem appropriate for the furnishing of the services provided hereunder.

4. Consulting Fees. The Company shall pay to the Consultant an annual consulting fee of $1,500,000 in immediately available funds (the “Consulting Fee”). The Consulting Fee shall be payable in arrears in equal quarterly installments of $375,000 each with the first payment due on February 28, 2014. In the event the Closing Date is after December 1, 2013, the Consulting Fee for the first quarter shall be payable on a pro rata basis based on the actual number of days elapsed in the quarter for that quarter.

5. Expenses. Upon presentation of appropriate documentation, the Company shall promptly reimburse the Consultant for all reasonable fees and expenses (including, without limitation, reasonable legal, accounting, consulting, travel and other third party fees and expenses) incurred by or on behalf of the Consultant or any of its affiliates or its or their respective stockholders, members, partners, directors, managers, officers, employees, agents and representatives (collectively, the “Representatives”) in connection with the rendering of any services hereunder (including, without limitation, expenses incurred in connection with the consummation of the transactions contemplated by the Purchase Agreement and in connection with attending Company-related meetings).

6. Term. The term of this Agreement will commence on the date hereof and continue until the date that Buyer and its affiliates own less than 10% of the Stock (and/or any securities issued upon conversion thereof or in exchange therefor) acquired by Buyer pursuant to the Purchase Agreement. Notwithstanding the foregoing, the termination or expiration of the term of this Agreement, whether pursuant to this paragraph or otherwise, shall not affect the Company’s obligations hereunder to pay (i) the Consulting Fee for all periods up to and including the date on which such termination or expiration occurs (determined on a pro rata basis for any partial period based on the actual number of days elapsed in such period) and (ii) all reasonable fees and expenses incurred by the Consultant, its affiliates and/or its or their respective Representatives in connection with the rendering of services hereunder on or prior to the date on which such termination or expiration occurs. Sections 7 through 18 of this Agreement shall survive the termination of this Agreement with respect to matters arising before or after such termination.

7. Liability . Neither the Consultant nor any of its affiliates or its or their respective Representatives shall be liable to the Company or any of its respective affiliates or subsidiaries for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of the Consultant, and in no event shall the Consultant or any of its affiliates or its or their respective Representatives be liable to the Company or any of its respective affiliates or subsidiaries for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, arising out of or in connection with the performance of services contemplated by this Agreement.

8. Indemnification. The Company hereby agrees to indemnify and hold harmless the Consultant, its affiliates and its and their respective Representatives (collectively, the “Consultant Related Parties”) against and from any and all losses, liability, suits, claims, costs, damages and expenses (including attorneys’ fees) arising from or relating to this Agreement or their performance hereunder (collectively, the “Indemnified Liabilities”), except as a result of the Consultant’s fraud, willful misconduct or gross negligence. The rights of any Consultant Related Party to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument to which such Consultant Related Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby acknowledges that each Consultant Related Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more persons or entities with whom or which such Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party). The Company hereby acknowledges and agrees that (a) the Company shall be the indemnitor of first resort with respect to any Indemnified Liability, (b) the Company shall be primarily liable for all Indemnified Liabilities and any indemnification afforded to any Consultant Related Party in respect of any Indemnified Liabilities, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (c) any obligation of any other person or entity with whom or which any Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party) to indemnify such Consultant Related Party and/or advance expenses to such Consultant Related Party in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (d) the Company shall be required to indemnify each Consultant Related Party and advance expenses to each Consultant Related Party hereunder to the fullest extent provided herein without regard to any rights such Consultant Related Party may have against any other person or entity with whom or which such Consultant Related Party may be associated (including, without limitation, any other Consultant Related Party) or insurer of any such person or entity and (e) the Company (on behalf of itself and its insurers) irrevocably waives, relinquishes and releases any other person or entity with whom or which any Consultant Related Party may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder.

9. Independent Contractor Status. The Consultant and the Company acknowledge and agree that the Consultant will perform services hereunder as an independent contractor, retaining control over and responsibility for its operations and personnel. Neither the Consultant nor any of its affiliates or its or their respective Representatives shall be considered employees or agents of the Company as a result of this Agreement nor shall the Consultant or any of its affiliates or its or their respective Representatives have any authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

10. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by any party to any other party shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or in such other address as shall be given in writing, by one party to the others):

If to the Consultant:

Indigo Partners LLC

2525 E. Camelback Road

Suite 900

Phoenix, AZ 85016

Attn: Managing Member

If to the Company:

Frontier Airlines Holdings, Inc.

Frontier Airlines, Inc.

7001 Tower Rd

Denver, CO 80249

Attention: Chief Executive Officer

11. Entire Agreement; Modification. This Agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company and the Consultant.

12. Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

13. Assignment. Neither the Consultant nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other parties hereto, except that the Consultant may assign its rights and obligations to any of its affiliates. The parties acknowledge and agree that each of the Consultant Related Parties shall be third-party beneficiaries with respect to Sections 8 and 18 of this Agreement, in each case, entitled to enforce such provisions as though each such Consultant Related Party were a party to this Agreement.

14. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

15. Counterparts. This Agreement may be executed and delivered by each of the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same agreement.

16. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17. Joint and Several. Each of Frontier Holdings and the Airline acknowledge and agree that the obligations of the Company hereunder are joint and several obligations of Frontier Holdings and the Airline.

18. Freedom to Pursue Opportunities. In recognition that the Consultant Related Parties currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which one or more Consultant Related Parties may serve as an advisor or director, or in some other capacity, and in recognition that the Consultant Related Parties have myriad duties to various investors and partners, and in anticipation that the Company and its subsidiaries, on the one hand, and the Consultant Related Parties, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 18 are set forth to regulate, define and guide the conduct of certain affairs of the Company and its subsidiaries as they may involve the Consultant Related Parties. Except as the Consultant or any Consultant Related Party may otherwise expressly agree in writing after the date hereof:

(a) Each Consultant Related Party will have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its subsidiaries), (ii) to directly or indirectly do business with any client or customer of the Company or any of its subsidiaries, (iii) to take any other action that such Consultant Related Party believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 18 to persons or entities other than the Company and its subsidiaries, and (iv) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself or a persons or entities other than the Company and its subsidiaries, and to direct any such opportunity to another person or entity.

(b) No Consultant Related Party will have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its subsidiaries or to refrain from any actions specified in Section 18(a), and the Company, on behalf of itself and its subsidiaries, hereby renounces and waives any right to require any Consultant Related Party to act in a manner inconsistent with the provisions of this Section 18.

(c) Except as provided in this Section 18, no Consultant Related Party will be liable to the Company or any of its subsidiaries for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 18 or of any such person’s participation therein.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Professional Services Agreement to be duly executed and delivered on the date and year first above written.

INDIGO PARTNERS LLC

/s/ William A. Franke
By:	William A. Franke
Its:	President and Managing Partner

FRONTIER AIRLINES HOLDINGS, INC.

/s/ David N. Siegel
By:	David N. Siegel
Its:	President and Chief Executive Officer

FRONTIER AIRLINES, INC.

/s/ David N. Siegel
By:	David N. Siegel
Its:	President and Chief Executive Officer

[Signature Page to Professional Services Agreement]